As filed with the Securities and Exchange Commission on January 18, 2004

                          Registration No.   333-87904

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1
                                     To
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                        Plymouth Rubber Company, Inc.
            (Exact name of registrant as specified in its charter)

                     Massachusetts                     04-1733970
             (State or other jurisdiction           (I.R.S. employer
             of incorporation or organization)   identification number)


                                    104 Revere Street
                             Canton, Massachusetts  02021
                  (Address of registrant's principal executive offices)



                              2002 Stock Incentive Plan
                               (Full title of the plan)



                                  Joseph J. Berns
                            Vice President of Finance
                           Plymouth Rubber Company, Inc.
                                 104 Revere Street
                            Canton, Massachusetts  02021
                                 (617) 828-0220
        (Name and address, including telephone number, of agent for service)


                                      Copies to:
                                   Paul Bork, Esq.
                                   Foley Hoag LLP
                               155 Seaport Boulevard
                            Boston, Massachusetts 02210
                             Telephone: (617) 832-1000
                             Facsimile: (617) 832-7000


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On May 9, 2002, we registered 300,000 shares of our Class B common stock under this registration statement issuable upon exercise of stock options pursuant to our 2002 Stock Incentive Plan. In connection with our withdrawal of our Class B common stock from listing and registration on the American Stock Exchange, we hereby remove from registration all of the shares of Class B common stock registered under this registration statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.





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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts, on January 18, 2005.



                                 Plymouth Rubber Company, Inc.


                                 By: /s/ Maurice J. Hamilburg
                                         Maurice J. Hamilburg
                              President and Co-Chief Executive Officer

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